EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          LINEAR TECHNOLOGY CORPORATION


         Robert H. Swanson, Jr. and Arthur F. Schneiderman hereby certify that:

         1. They are the President and Secretary, respectively, of LINEAR TECHNOLOGY CORPORATION, a California corporation.

         2. The articles of incorporation of this Corporation are amended and restated to read as follows:
                                       "I

         The name of this corporation is Linear Technology Corporation.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation is authorized to issue two classes of shares of stock to be designated, respectively, "common stock" and "preferred stock." The number of shares of common stock authorized is 40,000,000. The number of shares of preferred stock authorized is 2,000,000.

         The shares of preferred stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. For any wholly unissued class or series of preferred stock, the Board of Directors is hereby authorized to determine or alter any or all of the rights, preferences, privileges or restrictions of such stock, including without limitation, the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

         The Board of Directors is further authorized to increase or decrease the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."


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



         3. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the Board of Directors.

         4.  The  foregoing   amendment  and  restatement  of  the  articles  of
incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of capital stock of the Corporation at the time of approval of the amendment was 4,635,814 shares of Common Stock, 4,515,000 shares of Series A Preferred Stock, 1,666,669 shares of Series B
Preferred Stock, and 2,775,800 shares of Series C Preferred Stock. All outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been converted into shares of Common Stock in accordance with their terms. The number of shares of each class voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock and more than 50% of the outstanding Series A Preferred Stock, more than 50% of the outstanding Series B Preferred Stock, and more than 50% of the outstanding Series C Preferred Stock, voting separately by series.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true of our own knowledge.

         Executed at Milpitas, California this 4th day of June, 1986.

                                       /s/ Robert H. Swanson, Jr.
                                       -----------------------------------------
                                           Robert H. Swanson, Jr., President



                                       /s/ Arthur F. Schneiderman
                                       -----------------------------------------
                                           Arthur F. Schneiderman, Secretary




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



                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                          LINEAR TECHNOLOGY CORPORATION


         Robert H. Swanson, Jr. and Arthur F. Schneiderman hereby certify that:

         1. They are the President and Secretary, respectively, of Linear Technology Corporation, a California corporation.

         2. Article IV, Section 2 and Section 3, of the Articles of Incorporation of this corporation which now read:

                           "Section 2. Indemnification of Corporate Agents. This
                  corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) for breach of duty to the corporation and its shareholders through bylaw provisions, through resolutions of the board of directors or shareholders, or through agreement with the agents, or through any of the foregoing means, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

                           Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

are hereby amended in their entirety to read as follows:

                           "Section 2.  Indemnification  of Corporation  Agents.
                  This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

                           "Section  3. Repeal or  Modifications.  Any repeal or
                  modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification."

         3. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the Board of Directors.


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



         4. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The total number of outstanding shares of capital stock of the corporation is 16,395,255 shares of Common Stock and no shares of Preferred Stock. The number of shares voting in favor of the Certificate of Amendment of Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the Certificate of Amendment of Articles of Incorporation are true of our own knowledge.

         Executed at Milpitas, California this 2nd day of November, 1989.


                                         /s/ Robert H. Swanson, Jr.
                                         ---------------------------------------
                                             Robert H. Swanson, Jr., President


                                         /s/ Arthur F. Schneiderman
                                         ---------------------------------------
                                             Arthur F. Schneiderman, Secretary



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



                          CERTIFICATES OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                          LINEAR TECHNOLOGY CORPORATION


         Robert H. Swanson, Jr. and Arthur F. Schneiderman hereby certify that:

         1. They are President and Secretary, respectively, of LINEAR TECHNOLOGY CORPORATION, a California corporation.

         2. The Articles of Incorporation of this corporation are amended to add the following Article IV:

                                       "IV

         Section 1. Limitation of Directors' Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2. Indemnification of Corporate Agents. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) for breach of duty to the corporation and its shareholders through bylaw provisions, through resolution of the board of directors or shareholders, or through agreement with the agents, or through any of the foregoing means, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

         Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

         3. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The total number of outstanding shares of capital stock of the corporation is 16,298,581 shares of Common Stock and no shares of Preferred Stock. The number of shares voting in favor of the Certificate of Amendment of Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.



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



         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the Certificate of Amendment of Articles of Incorporation are true of our own knowledge.

         Executed at Milpitas, California this 2nd day of November, 1989.


                                       /s/ Robert H. Swanson, Jr.
                                       -----------------------------------------
                                           Robert H. Swanson, Jr. President


                                       /s/ Arthur F. Schneiderman
                                       -----------------------------------------
                                           Arthur F. Schneiderman, Secretary



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



                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          LINEAR TECHNOLOGY CORPORATION



         PAUL COGHLAN and ARTHUR F. SCHNEIDERMAN, certify that:

         1.  They  are  the  Vice   President  of  Finance  and  the  Secretary,
respectively, of LINEAR TECHNOLOGY CORPORATION, a California corporation.

         2. The first paragraph of Article III of the Articles of Incorporation of this corporation is amended to read as follows:

                  "This corporation is authorized to issue two classes of shares of stock to be designated, respectively, "common stock" and "preferred stock." The number of shares of common stock authorized is 120,000,000. The number of shares of preferred stock authorized is 2,000,000. Upon the amendment of this
                  Article III to read as set forth above in this paragraph, each outstanding share of common stock shall be divided into two
                  (2) shares of common stock."

         3. The foregoing amendment of the Articles of Incorporation was duly approved by the Board of Directors at its meeting held on July 25, 1995, at which a quorum was present and acting throughout.

         4. The change which has been made hereby to the Articles of Incorporation is to effect a two-for-one stock split of the Common Stock. Pursuant to Section 902(c) of the California Corporations Code, share holder approval of this amendment is not required.

         5. Pursuant to Section 110(c) of the California Corporations Code, the foregoing amendment of the Articles of Incorporation of this corporation shall become effective at the close of business on August 11, 1995.

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


         6. The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

         Executed at Milpitas, California on July 27, 1995

                                   /s/ Paul Coghlan
                                   ---------------------------------------------
                                       Paul Coghlan, Vice President of Finance



                                   /s/ Arthur F. Schneiderman
                                   ---------------------------------------------
                                       Arthur F. Schneiderman, Secretary


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